UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 22, 2010

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2010, Worthington Industries, Inc. (“Worthington”) announced that its Pressure Cylinder business segment  has entered into an agreement to acquire a 60 percent interest in Nitin Cylinders Limited (“NCL”) located in Visakhapatnam, India, to expand Worthington’s presence in the growing alternative fuels cylinder market.

NCL is a subsidiary of Nitin Fire Protection Industries Ltd. (“NFPIL”), a group company of the Nitin Group of Companies.  NCL manufactures high pressure, seamless steel cylinders for compressed natural gas (“CNG”) storage in motor vehicles. NCL also produces cylinders for compressed industrial gases.  Annual sales of NCL are approximately $11 million USD.

Item 9.01 Financial Statements and Exhibits.

(a) – (c)    Not applicable.

(d)             Exhibits:

                  99.1  News Release issued by Worthington Industries, Inc. on December 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	December 22, 2010	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President -
Administration, General Counsel and Secretary

2